                                                                    Exhibit 23.4



                        Consent of Independent Auditors



We consent to the reference to our firm under the captions "Selected Financial and Operating Data of Ovation" and "Experts" and to the use of our report dated December 11, 1998, with respect to the financial statements of Ovation Communications, Inc. as of December 31, 1997 and for the period from March 27, 1997 (inception) to December 31, 1997, included in the Proxy Statement of Ovation Communications, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of McLeodUSA Incorporated.


                                         /s/ Ernst & Young LLP


Minneapolis, Minnesota
February 18, 1999